SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 7, 2003

HEI, Inc.
(Exact name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6385 Shady Oak Road, Suite 280, Eden Prairie, MN 55344

(Address of Principal Executive Offices, including Zip Code)

(952) 443-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 Press Release dated January 7, 2003

Item 5. OTHER EVENTS.

     On January 7, 2003, HEI, Inc. (the “Company”) announced the appointment of Mr. Dennis Leisz and Mr. Timothy Floeder to its Board of Directors. Mr. Leisz and Mr. Floeder fill the vacancies created by the resignations of Mr. Edwin W. Finch, III, and Mr. David W. Ortlieb. The Company also announced that certain changes had been made to the management structure of the Company. Specifically, the office of President, which has remained vacant since the resignation of Mr. Donald Reynolds, has been combined with the office of Chief Executive Officer, Mr. Stephen Peterson has been promoted to the position of Chief Operating Officer and Mr. Simon Hawksworth has been hired to fill the position of Vice President of Marketing and Sales. A copy of the press release that includes the above announcements is attached as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits:

99.1 Press Release dated January 7, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Dated:	January 7, 2003	By	/s/ Anthony J. Fant

Anthony J. Fant
Its: Chairman, Chief Executive Officer and President